FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 30, 1996

                         STOICO RESTAURANT GROUP, INC.
          (Exact name of registrant as specified in its charter)

        Delaware                 333-5488-D             48-1177558
(State of other jurisdiction (Commission File Number)   (IRS Employer
 of incorporation)                                       Identification No.)

               3151 North Rock Road, Wichita, Kansas      67226
          (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code::  (316) 636-5776

                                      N/A
      (Former name or former address, if changed since last report.)


ITEM 6.    RESIGNATION OF REGISTRANT'S DIRECTORS:

           Timothy J. Jeffrey, a director and the President and Chief Executive Officer of Stoico Restaurant Group, Inc. resigned to pursue other interests.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS:

           (c)   Exhibits

                 1 Form of Press Release Regarding Resignation of Timothy J. Jeffrey

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         STOICO RESTAURANT GROUP, INC.


                                         /s/  Louis Stoico, Jr.
                                         ____________________________________
                                         Louis Stoico, Jr., Chairman of the
                                                            Board

Date:  January 2, 1997

                               EXHIBIT INDEX
EXHIBIT NO.              DOCUMENT

1 Form of Press Release Regarding Resignation of Timothy J. Jeffrey dated December 31, 1996

                                                                 Exhibit 1

     WICHITA, Kan., Dec. 31 -- Stoico Restaurant Group, Inc., (OTC Pink
Sheets: SRGI) announced today that Timothy J. Jeffrey, its president, chief executive officer and a member of its board of directors, has resigned to pursue other interests.

     "Tim's decision was a personal one and we wish him and his family well,"
- said Louis Stoico, Jr., the company's chairman. "Our recently concluded stock offering and the depth of our management team will allow us to continue to execute our operational and growth plans. We will proceed with an orderly assessment of our senior management needs in light of Tim's departure, but we intend to proceed with our operations and remain on schedule with our development efforts."

     Stoico Restaurant Group sold 1.4 million shares at $7.50 in an initial public offering that was concluded on Dec. 18. Its stock trades in the Over-the-Counter Pink Sheets with the symbol "SRGI."

     The company operates and franchises quick-serve Italian casual dining restaurants under the name "Spaghetti Jack's (RM)," of which there are currently eight company-owned and six franchised restaurants. It also operates and franchises quick-service sandwich shops under the "Sub & Stuff
(RM)" name, with 19 company-owned and two franchised restaurants currently in operation. The company, headquartered in Wichita, opened its first sandwich shops in 1977 and opened the first Spaghetti Jack's in 1991.